Exhibit 8.2

Ford Credit Auto Receivables Two L.P.
One American Road
Dearborn, Michigan 48121
                                                                  June 22, 2000

     Re:  Ford Credit Auto Owner Trust 2000-C

Ladies and Gentlemen:

     I do hereby confirm that the statements set forth in the Prospectus dated April 11, 2000, as supplemented by Prospectus Supplement dated June 13, 2000 under the caption "Summary-Tax Status" in the Prospectus Supplement as they relate to Michigan state tax matters and in the Prospectus Supplement under the caption "State Tax Matters," to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared, reviewed or caused to be reviewed by me and are correct in all material respects.

     I consent to the reference to me under the captions "State Tax Matters" in the Prospectus Supplement and "Legal Opinions" in the Prospectus and the Prospectus Supplement.

                                   Very truly yours,

                                   /s/ Hurley D. Smith